Exhibit 10.16

FORM OF

CDW HOLDINGS LLC

(EXECUTIVE)

DEFERRED UNIT PURCHASE AGREEMENT

This Deferred Unit Purchase Agreement (this “Agreement”) is made as of October 12, 2007, between CDW Corporation, an Illinois corporation (the “Company”), and «Name» (“Investor”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 10 hereof.

WHEREAS, the Investor desires to use the amount (if any) set forth on Schedule A attached hereto of his or her balance under the CDW Computer Centers, Inc. Deferred Compensation Plan (the “DCP”) to acquire the right to receive the number of deferred Class A Common Units indicated on Schedule A attached hereto (the “DCP Deferred Units”);

WHEREAS, the Investor desires to use the amount (if any) set forth on Schedule A attached hereto of his or her award under the 2007 Senior Management Incentive Plan (the “SMIP Award”) to acquire the right to receive the number of deferred Class A Common Units indicated on Schedule A attached hereto (the “SMIP Deferred Units”);

WHEREAS, the Investor desires to use the amount (if any) set forth on Schedule A attached hereto of his or her special cash bonus in lieu of a 2007 equity award (the “Special Bonus Award”) to acquire the right to receive the number of deferred Class A Common Units indicated on Schedule A attached hereto (the “Special Bonus Deferred Units”); and

WHEREAS, the DCP Deferred Units, the SMIP Deferred Units, and the Special Bonus Deferred Units are collectively referred to herein as the “Deferred Units” and are subject to the provisions of this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual promises herein made, the Company and the Investor hereby agree as follows:

1. Grant of Deferred Units

(a) Grant of DCP Deferred Units. Subject to the terms of this Agreement, the Company hereby grants, effective as of the date hereof, to the Investor              DCP Deferred Units, each of which represents the right to receive, subject to the terms of this Agreement, one Class A Common Unit.

(b) Grant of SMIP Deferred Units. Subject to the terms of this Agreement, the Company hereby grants, effective as of the date hereof, to the Investor              SMIP Deferred Units, each of which represents the right to receive, subject to the terms of this Agreement, one Class A Common Unit.

(c) Grant of Special Bonus Deferred Units. Subject to the terms of this Agreement, the Company hereby grants, effective as of the date hereof, to the Investor              Special Bonus Deferred Units, each of which represents the right to receive, subject to the terms of this Agreement, one Class A Common Unit.

2. Accounts

(a) Investor Accounts. The Company will establish a separate notional account (the “Deferred Unit Account”) for the Investor and will record in such account the aggregate number of Deferred Units granted to the Investor under this Agreement and any distributions made with respect to such Deferred Units as provided in Section 4. Such Deferred Unit Account will designate the number of such Deferred Units that are DCP Deferred Units, SMIP Deferred Units or Special Bonus Deferred Units, as the case may be.

(b) Corporate Adjustments.

(i) In the event that the Board determines that any distribution (in the form of Class A Common Units, other securities or other property), recapitalization, unit split, reverse unit split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, conversion of Holdings from a limited liability company to a corporation, change of control or exchange of Class A Common Units or other securities of Holdings, or other transaction or event involving Holdings or Class A Common Units (each a “Company Event”) affects the Deferred Units such that an adjustment is necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under this Agreement, the Board shall equitably adjust any or all of the number of Class A Common Units or other securities (or number and kind of other securities or property) subject to the Deferred Units or take such other action as the Board determines to be appropriate to preserve the value, rights and benefit of any affected Deferred Units granted hereunder. Notwithstanding the foregoing, nothing herein shall be deemed to provide the Investor with any rights to an adjustment in respect of the Deferred Units in the event Holdings issues additional Units (as defined in the LLC Agreement), warrants, options or other rights to purchase or otherwise acquire Units in Holdings, including without limitation in accordance with Section 3.5 of the LLC Agreement.

(ii) If Holdings enters into or is involved in any Company Event, the Board may, prior to such Company Event and effective upon such Company Event, take such action as it deems appropriate, including, but not limited to, replacing Deferred Units with substitute awards in respect of the Class A Common Units, other securities or other property of the surviving entity or any affiliate of the surviving entity on such terms and conditions, including without limitation, as to the number of securities or amount of property, pricing and value of such securities or property or otherwise, which shall substantially preserve the value, rights and benefits of any affected Deferred Units granted hereunder as of the date of the consummation of the Company Event.

(iii) Upon receipt by the Investor of any such substitute awards (or payment) as a result of any such Company Event, the Investor’s Deferred Units shall be thereupon cancelled without the need for obtaining the consent of the Investor. Any actions or determinations of the Board under this Section 2(b) need not be uniform with respect to all holders of Deferred Units.

(c) Charge to Investor Deferred Compensation Account. The amount credited to the Investor’s account under Section 6.1 of the DCP will be decreased by the amount indicated on Schedule A attached hereto as being used to acquire the DCP Deferred Units.

(d) Charge to Investor SMIP Award. The amount of the SMIP Award otherwise payable to the Investor shall be decreased by the amount indicated on Schedule A attached hereto as being used to acquire the SMIP Deferred Units.

(e) Charge to Investor Special Bonus Award. The amount of the Special Bonus Award otherwise payable to the Investor shall be decreased by the amount indicated on Schedule A attached hereto as being used to acquire the Special Bonus Deferred Units.

3. Vesting.

(a) DCP Deferred Units. The DCP Deferred Units shall be fully vested as of the date hereof.

(b) SMIP Deferred Units. The SMIP Deferred Units shall vest only if the Investor remains employed by the Company or any of its Subsidiaries through December 31, 2007. If the Investor’s employment with the Company and its Subsidiaries terminates for any reason on or before December 31, 2007, the SMIP Deferred Units will be immediately cancelled, and the Investor shall immediately forfeit all rights and interests to such SMIP Deferred Units. In the event that the amount of the SMIP Award otherwise payable to the Investor is less than the amount necessary to purchase the total number of SMIP Deferred Units issued to Investor hereunder, the Investor shall immediately forfeit the excess number of SMIP Deferred Units and any distributions that may have been made on such forfeited Units.

(c) Special Bonus Deferred Units. Subject to the remainder of this Section 3(c), the Special Bonus Deferred Units shall vest only if the Investor remains employed by the Company or any of its Subsidiaries through December 31, 2007. If the Investor forfeits his or her right to receive the Special Bonus Award or if the Investor would have forfeited his or her right to receive the Special Bonus Award if the Investor had not elected to participate hereunder, in each case, as a result of such Investor’s termination of employment prior to December 31, 2007 or otherwise, the Special Bonus Deferred Units will be immediately cancelled, and the Investor shall immediately forfeit all rights and interests to such Special Bonus Deferred Units. In the event that the amount of the Special Bonus Award otherwise payable to the Investor is less than the amount necessary to purchase the total number of Special Bonus Deferred Units issued to Investor hereunder, the Investor shall immediately forfeit the excess number of Special Bonus Deferred Units and any distributions that may have been made on such forfeited Units.

4. Cash Distribution Rights. The Investor shall be entitled to receive all cash distributions paid with respect to the Class A Common Units underlying the Deferred Units, provided that any such distribution will be subject to same vesting requirements as the underlying Deferred Unit and shall be credited to the Investor’s Deferred Unit Account by the

Company on behalf of the Investor, to be paid (by the Company or by VH Holdings) only at the time the underlying Deferred Unit is settled pursuant to Section 5. Any such cash distributions shall be notionally invested in accounts or other programs to be offered by the Board at its reasonable discretion.

5. Settlement

(a) General. Upon the earliest to occur (the “Settlement Date”) of (i) a Sale which also constitutes a change in control event within the meaning of Code § 409A(a)(2)(A)(v) and the regulations promulgated thereunder, (ii) the date that is 30 days following Investor’s Separation from Service with the Company (or, if Code § 409A(a)(2)(B)(i) applies to the Company and the Investor is a Key Employee immediately prior to such termination, the date that is six months following such termination) and (iii) the [3rd/5th] anniversary of the date hereof, the Investor shall, subject to Section 2(b)(i), receive a distribution of the amounts credited to the Investor’s Deferred Unit Account, including all distributions credited to the Investor’s Deferred Unit Account pursuant to Section 4 with respect to such Deferred Units. On or before any Settlement Date, the Investor shall become a party to the LLC Agreement, the Unitholders Agreement and a Class A Common Unit Purchase Agreement (or equivalent agreement with respect to other securities or property, if applicable) (the “Unit Purchase Agreement”) in form and substance reasonably consistent with such agreements in effect on or about the date hereof. Except as set forth herein, all distributions hereunder shall be made in kind with respect to securities and other property credited to a Investor’s Deferred Unit Account.

(b) Cash in Lieu of Property. Notwithstanding any other provision of this Agreement, if the Settlement Date is by reason of Section 5(a)(ii) (a Separation from Service) then in lieu of delivering shares of Class A Common Units or other securities or property credited to the Investor’s Deferred Unit Account in respect of all or a portion of the Deferred Units, the Company may deliver to the Investor an amount of cash equal to the Fair Market Value of such Class A Common Units or such other securities or property; provided that the Company may exercise such right only if (i) the Company or its Subsidiaries terminate the Investor’s employment for Cause or (ii) before the third anniversary of the date hereof, the Investor resigns his employment with the Company and its Subsidiaries (other than (A) for Good Reason, (B) due to Disability or (B) due to the Investor’s retirement).

(c) Settlement in Stock of VH Holdings. Notwithstanding any other provision of this Agreement, in lieu of delivering shares of Class A Common Units or other securities or property credited to the Investor’s Deferred Unit Account in respect of all or a portion of the Deferred Units, the Company or VH Holdings may deliver shares of stock of VH Holdings having a Fair Market Value equal to the Fair Market Value of such Class A Common Units or such other securities or property as of the date that such shares, securities or property would otherwise be delivered.

6. Withholding.

(a) Withholding Requirements. Subject to Section 6(b), Investor shall be required to remit in cash to the Company all required withholding amounts associated with settlement of the Deferred Units, as determined by the Company in its reasonable discretion. Subject to applicable law, Investor agrees that the Company may satisfy withholding obligations from any source of funds available to the Company and otherwise payable to Investor, including salary or bonus payments.

(b) Withholding Arrangements. Notwithstanding Section 6(a) and subject to the procedures specified by the Company from time to time, the Investor may satisfy all or part of the tax withholding obligations in connection with a Deferred Unit or the settlement thereof by (a) having the Company withhold Class A Common Units or other securities or property credited to the Investor’s Deferred Unit Account otherwise deliverable pursuant to Section 5, or (b) delivering to the Company already-owned Class A Common Units having a Fair Market Value equal to the amount required to be withheld, provided such Class A Common Units shall have been held by the Investor for at least six months; and provided further that this Section 6(b) shall not apply to Investor if the Settlement Date is a Separation from Service that occurs on account of (i) a resignation by the Investor for a reason other than (A) for Good Reason or (B) due to the Investor’s retirement or (ii) a termination of Investor by the Company or its Subsidiaries for Cause.

7. Administration.

(a) Authority of the Board. The Board shall have all powers and discretion necessary or appropriate to administer this Agreement and to control its operation, including, but not limited to, the power to (i) interpret and construe this Agreement, (ii) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of this Agreement, (iii) interpret, amend or revoke any such procedures or rules, (iv) correct any technical defect(s) or technical omission(s), or reconcile any technical inconsistency(ies), in this Agreement, and (v) make all other decisions and determinations that may be required pursuant to this Agreement or as the Board deems necessary or advisable to administer this Agreement provided that such actions will be taken in a manner reasonably consistent with the terms of this Agreement.

(b) Actions of the Board. The actions of the Board shall be taken in accordance with the terms and conditions of the LLC Agreement. The Board’s determinations need not be uniform with respect to all holders of Deferred Units, and may be made selectively among holders of Deferred Units, whether or not such holders of Deferred Units are similarly situated; provided that such actions will be taken in a manner reasonably consistent with the terms of this Agreement.

(c) Delegation by the Board. The Board in its sole discretion and on such terms and conditions as it may provide in accordance with the LLC Agreement may delegate all or any part of its authority and powers under this Agreement in accordance with the terms and conditions of the LLC Agreement.

8. Investor’s Representations and Warranties. In connection with the purchase and sale of the Deferred Units and the settlement of Deferred Units hereunder, Investor hereby represents and warrants to the Company that:

(a) Investor’s Investment Representations. Investor hereby represents that he or she is acquiring the Deferred Units and the underlying Class A Common Units hereunder for his or her own account with the present intention of holding such securities for investment purposes and that he or she has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state or foreign securities laws. Investor acknowledges that the Deferred Units have not been registered under the Securities Act or applicable state or foreign securities laws and that the Deferred Units will be issued to Investor in reliance on exemptions from the registration requirements of the Securities Act and applicable state and foreign statutes and in reliance on Investor’s representations and agreements contained herein and in the LLC Agreement.

(b) No Conflict. The execution, delivery and performance by Investor of this Agreement and the consummation of the transactions contemplated hereby, do not and will not (with or without the giving of notice, the lapse of time, or both) result in a violation or breach of, conflict with, cause increased liability or fees, or require approval, consent or authorization under (i) any Legal Requirements applicable to Investor or (ii) any contract to which Investor is a party or by which Investor or any of his or her properties or assets may be bound or affected.

(c) Other Representations and Warranties of Investor. Investor hereby further represents and warrants to the Company that:

(i) Investor is an officer or employee of the Company or one of its Subsidiaries;

(ii) Investor has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Deferred Units to be acquired by him or her hereunder and has had full access to such other information concerning Holdings and the Company (including access to the LLC Agreement) as Investor may have requested in making his or her decision to invest in the Deferred Units being issued hereunder;

(iii) Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act and/or has, by reason of his or her business and financial experience and the business and financial experience of those retained by him or her such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of holding the Deferred Units such that Investor is sophisticated as contemplated by Rule 506(b)(2)(ii) under the Securities Act;

(iv) Investor is able to bear the economic risk and lack of liquidity of an investment in Holdings and the Company and is able to bear the risk of loss of his or her entire investment in Holdings and the Company, and Investor fully understands and agrees that he or she may have to bear the economic risk of his or her purchase for an indefinite period of time because, among other reasons, the Deferred Units have not been registered under the Securities Act or under the securities laws of any state or foreign nation and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of certain states or foreign nations or unless an exemption from such registration is available;

(v) Investor acknowledges that any Class A Common Units issued upon settlement of the Deferred Units shall be subject to the restrictions contained in the LLC Agreement and the Unitholders Agreement, and Investor has received and reviewed a copy of the LLC Agreement and the Unitholders Agreement;

(vi) Investor has all requisite legal capacity and authority and all material authorizations necessary to carry out the transactions contemplated by this Agreement; and the execution, delivery and performance of this Agreement, the LLC Agreement and all other agreements contemplated hereby to which Investor is a party and the purchase of the Deferred Units hereunder have been duly authorized by Investor;

(vii) Investor has relied on the advice of, or has consulted with, only his or her own legal, financial and tax advisors and the determination of Investor to acquire the Deferred Units pursuant to this Agreement has been made by Investor independent of any statements or opinions as to the advisability of such acquisition or as to the properties, business, prospects or condition (financial or otherwise) of Holdings and the Company which may have been made or given by any other Person or by any agent or employee of such Person;

(viii) Investor is not acquiring the Deferred Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, internet publication or similar media or broadcast over television, radio or the internet or presented at any seminar or meeting, or any solicitation of a subscription by a Person not previously known to Investor in connection with investments in securities generally;

(ix) Investor is a resident of the state of                     ;

(x) Investor acknowledges that neither the issuance of the Deferred Units to Investor nor any provision contained in this Agreement or the LLC Agreement shall entitle Investor to remain in the employment of the Company and/or any of its Subsidiaries or affect the right of the Company and/or any of its Subsidiaries to terminate Investor’s employment at any time; and

(xi) Investor acknowledges that, except as required by applicable law, the Company shall have no duty or obligation to disclose to Investor, and Investor shall have no right to be advised of, any material information regarding the Company and its Subsidiaries.

9. Compensatory Arrangements. This Agreement has been executed and delivered, and the Deferred Units have been issued and sold hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company or its Subsidiaries and Investor.

10. Definitions.

(a) For the purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” shall mean with respect to a Person, another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Board” means the Board of Managers of Holdings.

“Cause” shall have the meaning assigned to such term in any written employment agreement with the Company or any Subsidiary or, in the absence of any such written employment agreement, shall mean one or more of the following: (i) Investor’s refusal (after written notice and reasonable opportunity to cure) to perform duties properly assigned which are consistent with the scope and nature of his or her position, or (ii) Investor’s commission of an act materially and demonstrably detrimental to the financial condition and/or goodwill of the Company or any of its Subsidiaries, which act constitutes gross negligence or willful misconduct in the performance of duties to the Company or any of its Subsidiaries, or (iii) Investor’s commission of any theft, fraud, act of dishonesty or breach of trust resulting in or intended to result in material personal gain or enrichment of Investor at the direct or indirect expense of the Company or any of its Subsidiaries, or (iv) Investor’s conviction of a felony involving moral turpitude, but specifically excluding any conviction based entirely on vicarious liability or (v) a material violation of any restrictive covenant with respect to non-competition (other than a Competitive Activity (as defined in that certain Class A Common Unit Purchase and Exchange Agreement, dated as of the date hereof, between Investor and Holdings) that does not violate any such non-competition covenant), non-solicitation, confidentiality or protection of trade secrets (or similar provision regarding intellectual property) by which Investor is bound under any agreement between Investor and the Company and its Subsidiaries. No act or failure to act will be considered “willful” (x) unless it is done, or omitted to be done, by Investor in bad faith or without reasonable belief that Investor’s action or omission was in the best interests of the Company or (y) if it is done, or omitted to be done, in reliance on the informed advice of the Company’s outside counsel or independent accountants or at the express direction of the Board.

“Class A Common Units” has the meaning given such term in the LLC Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Units” shall mean the Deferred Units and any equity securities issued or issuable directly or indirectly with respect to the Deferred Units pursuant to Section 2(b)(i) or Section 5, including without limitation Class A Common Units.

“Company” shall mean CDW Holdings LLC, a Delaware limited liability company.

“Disability” shall have the meaning assigned to such term in any written employment agreement with the Company or any Subsidiary or, in the absence of any such written employment agreement, shall mean Investor’s inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively his/her duties and obligations to the Company or any of its Subsidiaries or, if applicable based on Investor’s position, to participate effectively and actively in the management of the Company or any of its Subsidiaries for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve month period, as determined in the reasonable judgment of the Board. A Disability shall be deemed to have occurred on the date that either Investor (or Investor’s personal representative) or the Company provides notice to the other party of the satisfaction of each of the requirements for a Disability set forth above or on such other date as the parties shall mutually agree.

“Fair Market Value” of any property (including any Common Unit), shall mean, as of any date, the fair market value of such property, taking into account all relevant factors determinative of value (but without regard to any discounts for the lack of liquidity of any securities and minority interests), as determined in accordance with the following procedure. Initially, Fair Market Value shall be determined by the Board acting in good faith. Upon request, the Company will provide to Investor strictly for use in determining whether to seek an appraisal its calculation of Fair Market Value and a description of the methodology and metrics utilized by the Company in making such determination. If Investor believes that the amount determined by the Board to be the Fair Market Value is less than the amount that Investor believes to be the Fair Market Value and the aggregate amount in dispute exceeds $50,000, Investor may elect to direct the Company to obtain an appraisal of the Fair Market Value, which appraisal shall be prepared by a qualified independent appraiser, mutually selected by the Company and Investor. If the Company and Investor are unable to agree on such appraiser, they shall each select a qualified independent appraiser, and the two such appraisers shall select a third qualified independent appraiser who has not provided any services to any of the Company, any Institutional Investor or Investor within twenty-four months preceding the engagement for such appraisal, which third appraiser shall prepare the determination of Fair Market Value. Such election must be in writing and given to the Company within fifteen (15) days after Investor receives the Board’s determination of Fair Market Value. The determination of the appraiser shall be a final and binding determination of Fair Market Value. If such appraiser determines Fair Market Value to be 105% or more of the Fair Market Value determined by the Board, then the Company shall pay the cost of all such appraisers. If such appraiser determines the Fair Market Value to be less than 105% of the Fair Market Value determined by the Board, then Investor shall pay the cost of all such appraisers. Notwithstanding the foregoing, if the foregoing procedure has resulted in the receipt of an appraisal of Class A Common Units from a qualified independent appraiser within 6 months prior to the date on which the Fair Market Value determination is to be made by the Board hereunder and if the Board’s good faith determination of Fair Market Value is greater than or equal to the amount reflected in such prior appraisal, Investor shall not have any right to seek an appraisal hereunder.

“Good Reason” shall mean if Investor resigns from employment with the Company and its Subsidiaries as a result of one or more of the following reasons: (i) the Company reduces the amount of Investor’s base salary or cash bonus opportunity (it being understood that the Board shall have discretion to set the Company’s and the Investor’s personal performance targets to which the cash bonus will be tied), (ii) the Company adversely changes Investor’s reporting responsibilities, titles or office as in effect as of the date hereof or reduces his/her position, authority, duties, responsibilities or status materially inconsistent with the positions, authority, duties, responsibilities or status Investor then holds, (iii) any successor to the Company in a Sale does not expressly assume any material obligation of the Company to Investor under any agreement or plan pursuant to which Investor receives benefits or rights, or (iii) the Company changes Investor’s place of work to a location more than 50 miles from Investor’s present place of work.

“Holdings” means CDW Holdings LLC, a Delaware limited liability company.

“Institutional Investors” shall mean MDCP and PEP, in each case so long as such Person holds any Class A Common Units.

“Key Employee” means a “key employee” as defined in Section 416(i) of the Code, without regard to paragraph (5) thereof.

“Legal Requirement” shall mean any law, treaty, statute, code, ordinance, decree, administrative order, constitution, permit, directive, policy, standard, rule, building, zoning, subdivision, health and safety and other land use laws, regulation, or requirement of any government entity and all judicial, quasi-judicial, administrative, quasi-administrative and arbitral judgments, orders (including injunctions) decisions or awards of any government entity, including general principles of common law, civil law and equity, in each case having the force of law and binding Investor, or any of his or her property or assets.

“LLC Agreement” shall mean Holdings’ Limited Liability Company Agreement, dated as of the date hereof, as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, by and among Holdings and Holdings’ unitholders.

“MDCP” means, collectively, Madison Dearborn Capital Partners V-A, L.P., a Delaware limited partnership, Madison Dearborn Capital Partners V-C, L.P., a Delaware limited partnership, and Madison Dearborn Partners V Executive-A, L.P., a Delaware limited partnership.

“PEP” means, collectively, Providence Equity Partners VI L.P. and Providence Equity Partners VI-A, L.P.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Sale” shall mean any transaction or series of transactions pursuant to which any Person(s) or a group of related Persons (other than the Institutional Investors and their Affiliates) in the aggregate acquire(s) (i) at least 51% of the equity securities of Holdings entitled to vote (other than voting rights accruing only in the event of a default, breach, event of noncompliance or other contingency) to elect members of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s equity securities, unitholder or voting agreement, proxy power of attorney or otherwise) or (ii) all or substantially all of Holdings’ assets determined on a consolidated basis (and, for such purpose, a sale of at least 51% of the equity securities, determined by vote or value, of either VH Holdings or the Company shall be deemed a sale of substantially all of Holdings’ assets); provided, that an IPO (as defined in the LLC Agreement) shall not constitute a Sale of the Company (as defined in the LLC Agreement).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute thereto, and the rules and regulations promulgated thereunder.

“Separation from Service” means a “separation from service” under Code § 409A(a)(2)(A)(i) and the regulations promulgated thereunder.

“Separation Date” means the date on which Investor ceases to be employed by or otherwise provide services to the Company and its Subsidiaries due to a Separation from Service.

“Settlement Date” has the meaning given in Section 5.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any event of default, breach, event of noncompliance or other contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the limited liability company, partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Transfer” means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

“Unitholders Agreement” means that certain Unitholders Agreement, dated as of the date hereof, as amended from time to time, between Holdings and certain of its unitholders.

“VH Holdings” means VH Holdings, Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of Holdings.

11. Miscellaneous

(a) Restrictions on Transfers; Transfers in Violation of Agreement. The Deferred Units are not Transferable, in whole or in part, and they may not, directly or indirectly, be Transferred or otherwise disposed of or encumbered (including, but not limited to, by gift or otherwise) other than by will or by the laws of descent and distribution to the estate of the Investor upon the Investor’s death. Any Transfer or attempted Transfer of any Deferred Units in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported Transferee of such Deferred Units as the owner of such Deferred Units for any purpose.

(b) Irrevocability: Binding Effect on Successors and Assigns. Investor hereby acknowledges and agrees that, except as provided under applicable federal, state or foreign securities laws, the purchase hereunder is irrevocable, that Investor is not entitled to cancel, terminate or revoke this Agreement or the LLC Agreement, or any agreements of Investor hereunder, and that this Agreement, the LLC Agreement and such other agreements shall survive the death or Disability of Investor and shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and assigns. If Investor is more than one person, the obligations of Investor hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his or her heirs, executors, administrators, successors, legal representatives, and assigns.

(c) Survival of Covenants, Representations and Warranties. All covenants, representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(d) No Rights as Unitholder. Except to the limited extent provided in Section 4, no Investor (nor any beneficiary) shall have any of the rights or privileges of a unitholder or member of Holdings with respect to any Deferred Units (or settlement thereof), unless and until certificates representing Class A Common Units in settlement of Deferred Units shall have been issued and recorded on the records of Holdings or its transfer agents or registrars.

(e) No Corporate Action Restriction. The existence of this Agreement and/or the Deferred Units granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the unitholders or shareholders of Holdings or the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in Holdings’ or the Company’s or any Subsidiary’s or Affiliate’s capital structure or business, (b) any merger, consolidation or change in the ownership of the Holdings, Company or any Subsidiary or Affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting Holdings’, the Company’s or any Subsidiary’s or Affiliate’s capital stock or the rights thereof, (d) any dissolution or liquidation of Holdings, the Company or any Subsidiary or Affiliate, (e) any sale or transfer of all or any part of Holdings’, the Company’s or any Subsidiary’s or Affiliate’s assets or business, or (f) any other similar act or proceeding by Holdings, the Company or any Subsidiary or Affiliate. No Investor, beneficiary or any other person claiming through the Investor shall have any claim against the Board, Holdings, the Company or any Subsidiary or Affiliate, or any employees, officers, unitholders, shareholders or agents of Holdings, the Company or any Subsidiary or Affiliate, solely as a result of any such action.

(f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(g) Complete Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(h) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(i) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(j) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(k) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

(l) WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(m) Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(n) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Investor.

(o) Third-Party Beneficiary. No person or entity not a party hereto shall have any interest herein or be deemed a third party beneficiary hereof, and nothing contained herein shall be construed to create any rights enforceable by any other person or third party.

(p) Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Illinois for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its permitted Transferees to assert, by way of motion, as a defense or otherwise, in any such action, any claim that they are not subject personally to the jurisdiction of the above-named courts, that their property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction.

(q) Further Action. The parties shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

(r) Notices. Any notice provided for in this Agreement must be in writing and must be personally delivered, sent by telecopy with original to follow by overnight courier service, by first class mail (postage prepaid and return receipt requested) or reputable overnight courier service (charges prepaid) to the recipient at the addresses indicated below:

Notices to the Company:

CDW Corporation

200 North Milwaukee

Vernon Hills, Illinois 60061

Attention: General Counsel

Facsimile: 847-968-0336

with copies to (which shall not constitute notice):

Madison Dearborn Capital Partners V-A, L.P.

Madison Dearborn Capital Partners V-C, L.P.

Madison Dearborn Capital Partners V Executive-A, L.P.

Three First National Plaza

Suite 3800

Chicago, IL 60602

Attention: Benjamin D. Chereskin

Facsimile: 312-895-1001

and

Providence Equity Partners VI L.P.

Providence Equity Partners VI-A L.P.

50 Kennedy Plaza, 18th Floor

Providence, RI 02903

Attention: Glenn Creamer

                 Michael Dominguez

Facsimile: 401-751-1790

and

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, IL 60601

Facsimile: (312) 861-2200

Attention: Edward T. Swan, P.C.

                 Michael D. Paley

Notices to Investor:

See Schedule A

with copies to (which shall not constitute notice):

McDermott Will & Emery LLP

227 West Monroe Street, Suite 4400

Chicago, IL 60606

Facsimile: (312) 984-7700

Attention: Mark A. Harris

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or, if sent by telecopy the day of receipt, or if mailed, three days after deposit in the U.S. mail (return receipt requested) and one day after deposit with a reputable overnight courier service.

*     *     *     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Deferred Unit Purchase Agreement on the date first written above.

CDW CORPORATION

By:
Name:
Its:

[Investor]

Schedule A

Investor Name and Address	Source of Deferred Unit Amount	Amount Used From Source		Type of Deferred Unit	Number of Deferred Units Issued
«Name»	DCP	$	_______	DCP Deferred Units	_______
	SMIP Award	$	_______	SMIP Deferred Units	_______
	Special Bonus Award	$	_______	Special Bonus Deferred Units	_______
	Total Amount Invested	$	_______	Total Deferred Units Issued	_______